10F-3 Report
CGCM High Yield Fund
	3/1/2016		through	8/31/2016

Issuer Name	Sub-Adviser	Trade Date	Selling Dealer	Offering Size	Total Amt. Allocated	Purchase Price
HCA, Inc.	Western Asset	3/1/2016	Banc of America Securities	1,500,000,000	160,000	100.00
Level 3 Communications	Western Asset	3/8/2016	Citigroup Global Markets	775,000,000	400,000	100.00
Western Digital	Western Asset	3/30/2016	Banc of America Securities	3,350,000,000	230,000	100.00
MGM Growth Properties Operating Partnership LP	Western Asset	4/6/2016	JP Morgan Chase Bank N.A.	1,050,000,000	160,000	100.00
Altice Financing	Western Asset	4/18/2016	Goldman Sachs Bank USA N.A.	2,750,000,000	370,000	100.00
PQ Corp.	Western Asset	4/26/2016	Citigroup Global Markets	625,000,000	120,000	100.00
U.S. Steel	Western Asset	5/3/2016	JP Morgan Chase Bank NA	980,000,000	200,000	100.00
Tesoro Logistics	Western Asset	5/9/2016	Citigroup Global Markets	450,000,000	140,000	100.00
Tesoro Logistics	Western Asset	5/9/2016	Citigroup Global Markets	800,000,000	50,000	100.25
NRG Energy	Western Asset	5/9/2016	Deutsche Bank Securities	1,000,000,000	550,000	100.00
Performance Food Group, Inc	Western Asset	5/12/2016	Credit Suisse First Boston	350,000,000	150,000	100.00
Calpine Corporation	Western Asset	5/24/2016	Deutsche Bank Securities	625,000,000	480,000	100.00
Transdigm Group	Western Asset	5/25/2016	Goldman Sachs Bank USA Inc.	950,000,000	380,000	100.00
Teck Resources	Western Asset	5/26/2016	JP Morgan Chase Bank NA	650,000,000	120,000	100.00
Teck Resources	Western Asset	5/26/2016	JP Morgan Chase Bank NA	600,000,000	190,000	100.00
Wesco International	Western Asset	6/2/2016	Goldman Sachs Bank USA Inc.	350,000,000	230,000	100.00
YUM	Western Asset	6/2/2016	Goldman Sachs Bank USA Inc.	1,050,000,000	600,000	100.00
Weatherford International Ltd.	Western Asset	6/10/2016	Deutsche Bank Securities	750,000,000	500,000	100.00
Extraction Oil & Gas Holdings, LLC	Western Asset	7/13/2016	Barclays Capital Inc	550,000,000	390,000	100.00
Holly Energy Partners, L.P.	Western Asset	7/13/2016	Citigroup Global Markets	400,000,000	150,000	100.00
Medical Properties Trust, Inc.	Western Asset	7/13/2016	Goldman Sachs Bank USA Inc	500,000,000	220,000	100.00
Valvoline Finco Two LLC	Western Asset	7/13/2016	Citigroup Global Markets	375,000,000	90,000	100.00
Post Holdings, Inc.	Western Asset	7/25/2016	Barclays Capital Inc	1,750,000,000	560,000	100.00
Engility Corporation	Western Asset	8/4/2016	Barclays Capital Inc	300,000,000	350,000	100.00
Adient Global Holdings Ltd	Western Asset	8/5/2016	Citigroup Global Markets	900,000,000	410,000	100.00
MGM Growth Properties Operating Partnership LP	Western Asset	8/9/2016	Banc of America Securities	500,000,000	390,000	100.00
MGM Resorts International	Western Asset	8/16/2016	Barclays Capital Inc	500,000,000	510,000	100.00
Murphy Oil Corporation	Western Asset	8/12/2016	JP Morgan Chase Bank NA	550,000,000	150,000	100.00
Hilton Domestic Operating Company Inc.	Western Asset	8/8/2016	Banc of America Securities	1,000,000,000	550,000	100.00